                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT

                            Leslie's Poolmart, Inc.
                              Lawrence H. Hayward

     This Employment Agreement ("Agreement") is made as of January 1, 2000 by and between LESLIE'S POOLMART, INC., a Delaware corporation ("LPM"), and LAWRENCE H. HAYWARD ("Mr. Hayward").

                                    Recitals
                                    --------

     A. LPM is a corporation organized under the laws of Delaware. It is engaged in the business of marketing pool supplies and related pool equipment and products.

     B. LPM desires to employ Mr. Hayward as President and Chief Executive Officer of LPM to manage the business and affairs of LPM. Mr. Hayward desires to be so employed and act in such capacities.

     Accordingly, the parties agree as follows:

1.  Employment.  LPM will employ Mr. Hayward, and Mr. Hayward will be employed
    ----------
by LPM, as the President and Chief Executive Officer of LPM and will be nominated as a member of its Board of Directors. Mr. Hayward shall assume these positions on January 1, 2000. Mr. Hayward shall serve at the will of the Board of Directors. Mr. Hayward shall be accorded the authority by the Board of Directors commensurate with his position as Chief Executive Officer of LPM, and he shall make a good faith effort to act in the best interests of LPM and perform those duties reasonably assigned to him by the Board of Directors. Mr. Hayward will devote himself full-time to the interests of LPM and shall not accept other employment except with the consent of the Board of Directors of LPM.

2.  Location of Employment.  Mr. Hayward's principal place of employment shall
    ----------------------
be at the executive offices of LPM or at such other location as mutually agreed upon by the parties.

3.  Compensation.
    ------------

    a.  Salary.  LPM shall pay Mr. Hayward a salary at the annual rate of
        ------
$400,000.00, less normal withholdings, for each calendar year, prorated for any portion thereof, payable in substantially equal installments in accordance with LPM's usual payroll practice, but in no event less frequently than monthly.

    b.  Bonus.  Mr. Hayward shall participate in the Bonus Plan for the most
        -----
senior executives of LPM. Mr. Hayward shall be eligible for an annual bonus of $150,000.00, depending upon the financial performance of LPM. Notwithstanding the foregoing, Mr. Hayward shall be guaranteed a bonus for fiscal year 2000 of not less than $150,000.00 irrespective of the financial performance of LPM during that year or the termination of his employment during that year.

    c.  Stock Options.  Effective this date, LPM hereby grants Mr. Hayward an
        -------------
irrevocable option to purchase up to 50,000 shares of LPM non-voting common stock at the purchase price of $20.00 per share. This option shall vest immediately. A more detailed option agreement shall be separately executed by the parties hereto.

    d.  Other Benefits.  Mr. Hayward shall receive other benefits such as four
        --------------
(4) weeks of vacation each year, personal and sick leave, insurance and other benefits consistent with the then-current policies of LPM and equal to those benefits extended to the most senior executives of LPM. Mr. Hayward will be provided with office facilities, secretarial support, and business expense reimbursement consistent with the policies of LPM with respect to its most senior executives.

    e.  Severance.  If Mr. Hayward's employment is terminated by LPM for any
        ---------
reason other than Just Cause, LPM shall continue to pay him an amount equal to his then-current salary, less normal withholdings, at intervals equal to the salary payments being received by the other most senior executives of LPM and continue to provide Mr. Hayward with the benefits he received prior to termination. Such payments and benefits shall continue through December 31, 2001 or the twelve-month period following termination, whichever is longer; provided, however, that if Mr. Hayward becomes an employee, consultant, or partner of a company or business entity, that directly competes with LPM, any severance payments and benefits will end as of the date such relationship between Mr. Hayward and the competing entity effectively commences. For the purpose of this section, a termination for "Just Cause" shall mean a termination of employment for any of the following reasons: (i) Mr. Hayward's conviction of a felony, without the right of further appeal, which has an adverse impact on the Company or which involves the material misappropriation of LPM's assets; (ii) an intentional or grossly negligent violation by Mr. Hayward of any reasonable policy of the Board of Directors of LPM that results in material damage to the Company and which, after notice to do so, Mr. Hayward fails to correct within a reasonable time; or (iii) the performance of services by Mr. Hayward for any other company, entity, or person which directly competes with LPM during the time Mr. Hayward is employed by LPM, without the written approval of the Board of Directors of LPM. In the event Mr. Hayward is required by LPM to relocate from his existing home, such requirement shall at Mr. Hayward's sole determination be deemed a termination of his employment under this Section 3(e), and Mr. Hayward shall be entitled to all of the severance set forth herein. Further, in the event LPM or substantially all of its business or assets is sold, consolidated, merged or there is a change in the control in the ownership of LPM, such sale, consolidation, merger or change in control shall, at Mr. Hayward's sole determination, be deemed a termination of his employment under this Section 3(e), and Mr. Hayward shall be entitled to all of the severance set forth herein.

4.  Reimbursement for Expenses.  During the term of this Agreement, in addition
    --------------------------
to the reimbursement of those business expenses set forth in 3(d) above, LPM shall reimburse Mr. Hayward for his travel, housing and living expenses as long as Mr. Hayward is required to travel more than twenty-five (25) miles from his home to his principal place of employment.

5.  Representation of Mr. Hayward.  Mr. Hayward represents and warrants that
    -----------------------------
execution or delivery of this Agreement, or his performance hereunder will conflict with, or result in a breach of, any obligation, contract, agreement, covenant or instrument to which he is a party.

6.  Dispute Resolution.  This Agreement shall be governed and construed in
    ------------------
accordance with the laws of the state of Mr. Hayward's principal place of employment. Mr. Hayward and LPM agree that any and all disputes, controversies or claims of any nature between them including, without limitation, any disputes arising out of or concerning this Agreement, Mr. Hayward's employment or his termination shall be determined exclusively by final and binding arbitration before a single arbitrator located in the same county as Mr. Hayward's principal place of employment, administered by the American Arbitration Association ("AAA") under the National Rules For Resolution Of Employment Disputes of the AAA, and that judgment upon the award of the arbitrator may be rendered in any court of competent jurisdiction. This includes any claims Mr. Hayward may have against LPM or against LPM's officers, directors, employees or agents in their capacity as such or otherwise. The arbitrator shall be a former jurist or an attorney with substantial experience in employment matters and mutually agreed to by the parties in their reasonable discretion. This agreement to arbitrate does not include claims covered by unemployment insurance and workers' compensation statutes.

The arbitrator's authority and jurisdiction shall be limited to determining the dispute in arbitration in conformity with law to the same extent as if such dispute were determined as to liability and remedy by a court without a jury. The arbitrator shall render an award which shall include a written statement of opinion setting forth the arbitrator's findings of fact and conclusions of law. MR. HAYWARD AND LPM EXPRESSLY WAIVE ALL RIGHTS TO A JURY TRIAL IN COURT ON ALL STATUTORY OR OTHER CLAIMS.

7.  Entire Agreement/Modifications.  This Agreement constitutes the entire
    ------------------------------
agreement of the parties with respect to Mr. Hayward's employment with LPM. It supersedes any prior agreement, statement or representation. It may be modified only by written instrument executed by the party against which the modification is asserted. Failure to require performance of any provision shall not affect the right at a later time to enforce the same. No waiver by either party of a breach, whether by conduct or otherwise, shall be construed as a further or continuing waiver of any such breach.

8.  Severability.  Any provision of this Agreement that is prohibited or
    ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.  Survivability.  The rights and obligations of the parties to this Agreement
    -------------
under Sections 3.b., 3.e., 6, 7, 8 and 11 shall survive the termination of this Agreement.

10.  Assignability.
     -------------

     a. Subject to the provisions of Section 3(e) above, in the event LPM shall merge or consolidate with any other partnership, limited liability company, corporation, or business entity or all or substantially all LPM's business or assets shall be transferred in any manner to any other partnership, limited liability company, corporation or business entity, such successor shall thereupon succeed to, and be subject to, all rights, interests, duties, obligations of, and shall thereafter be deemed for all purposes hereof to be, LPM hereunder.

     b. This Agreement is personal in nature and none of the parties hereto shall, without the written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except by operation of law or pursuant to the terms of Section 10(a) above.

     c. Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof.

11.  Confidentiality and Non-Solicitation.  The parties recognize that Mr.
     ------------------------------------
Hayward will have access to trade secrets and proprietary information of LPM, and they recognize that should such information be revealed to a competitor, LPM would be materially damaged in an amount difficult to calculate. During the term of this Agreement and thereafter, Mr. Hayward promises not to disclose or use or induce or assist in the disclosure or use any of the above information except for the benefit of LPM. Accordingly, Mr. Hayward agrees that for one (1) year after termination of his employment with LPM, regardless of the reason for such termination, he shall not, directly or indirectly, on his behalf or the behalf of any other person or entity, solicit any customers of LPM to cease to do business or to reduce the amount of business with LPM or to do business with another company that is a competitor of LPM or solicit any person who is an employee of LPM to terminate such employment.

The parties hereto have executed this Agreement as of this 31st day of December, 1999.


LESLIE'S POOLMART, INC.                    LAWRENCE H. HAYWARD



By:       Brian P. McDermott                     /s/ Lawrence H. Hayward
     -----------------------------         -----------------------------------
Its:      Chairman of the Board
     -----------------------------